Exhibit 99.1

Announcement of the Decision to make a Voluntary Public Takeover Offer (freiwilliges öffentliches Übernahmeangebot) pursuant to Section 10 para. 1 in conjunction with Sections 29, 34 of the German Securities Acquisition and Takeover Act (Wertpapiererwerbs- und Übernahmegesetz – "WpÜG")

Bidder:

Quebec B.V.

Takkebijsters 1

4817 BL Breda

Netherlands

registered with the Chamber of Commerce (Kamer van Koophandel) in Netherlands under 77473469

Target:

QIAGEN N.V.

Hulsterweg 82

5912 PL Venlo

Netherlands

registered with the Chamber of Commerce (Kamer van Koophandel) in Netherlands under 12036979

ISIN: NL0012169213 (WKN A2DKCH)

CUSIP: N72482123

On March 3, 2020, Quebec B.V. decided to make a voluntary public takeover offer to the stockholders of QIAGEN N.V. (“QIAGEN”) to acquire all their ordinary shares in QIAGEN, each with a par-value of EUR 0.01 (the "QIAGEN Shares"). Quebec B.V. intends to offer a cash consideration in the amount of EUR 39 per QIAGEN Share (the "Takeover Offer").

The offer document and further information relating to the Takeover Offer will be published in the German and English language on the internet at http://corporate.thermofisher.com/en/offer.html.

Further Information:

Quebec B.V. is a wholly owned subsidiary of Thermo Fisher Scientific Inc. (“Thermo Fisher”), a corporation incorporated under the laws of Delaware, U.S.A., and listed on the New York Stock Exchange (NYSE: TMO).

The Takeover Offer will be subject to certain conditions set forth in the offer document.

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Important Notice:

Forward-looking Statements

This communication contains forward-looking statements that involve a number of risks and uncertainties. Words such as “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” and similar expressions are intended to identify forward-looking statements, but other statements that are not historical facts may also be deemed to be forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties, including the impact of public health epidemics; dependence on customers’ capital spending policies and government funding policies; the effect of economic and political conditions and exchange rate fluctuations; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent or pending acquisitions, including the proposed transaction, may not materialize as expected; the proposed transaction not being timely completed, if completed at all; regulatory approvals required for the transaction not being timely obtained, if obtained at all, or being obtained subject to conditions; prior to the completion of the transaction, QIAGEN’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, licensees, other business partners or governmental entities; difficulty retaining key employees; the outcome of any legal proceedings related to the proposed transaction; and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Thermo Fisher’s Annual Report on Form 10-K for the year ended December 31, 2019, which is on file with the U.S. Securities and Exchange Commission (“SEC”) and available in the “Investors” section of Thermo Fisher’s website, ir.thermofisher.com, under the heading “SEC Filings,” and in any subsequent Quarterly Reports on Form 10-Q and other documents Thermo Fisher files with the SEC, and in QIAGEN’s Annual Report on Form 20-F for the year ended December 31, 2019, which is on file with the SEC and available in the “Investor Relations” section of QIAGEN’s website, corporate.qiagen.com/investor-relations, under the heading “Financial Reports,” and in any subsequent Quarterly Reports on Form 6-K and other documents QIAGEN files or furnishes with the SEC. While Thermo Fisher or QIAGEN may elect to update forward-looking statements at some point in the future, Thermo Fisher and QIAGEN specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing either Thermo Fisher’s or QIAGEN’s views as of any date subsequent to today.

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Additional Information and Where to Find it

The tender offer referenced herein has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any ordinary shares of QIAGEN or any other securities, nor is it a substitute for the tender offer materials that Thermo Fisher and/or its acquisition subsidiary will file with the SEC and publish in Germany. The terms and conditions of the tender offer will be published in, and the offer to purchase ordinary shares of QIAGEN will be made only pursuant to, the offer document and related offer materials prepared by Thermo Fisher and/or its acquisition subsidiary and as approved by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, “BaFin”). Once the necessary permission from BaFin has been obtained, the offer document and related offer materials will be published in Germany and also filed with the SEC in a tender offer statement on Schedule TO at the time the tender offer is commenced. QIAGEN intends to file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the tender offer; in addition, QIAGEN will publish a document combining the recommendation statement pursuant to Sec. 27 of the German Securities Acquisition and Takeover Act (Wertpapiererwerbs- und Übernahmegesetz, WpÜG) and the position statement (gemotiveerde standpuntbepaling) pursuant to Section 18 and appendix G of the Dutch Decree on Public Takeovers (Besluit Openbare Biedingen). The offer document for the tender offer (in German and in English) containing the detailed terms and conditions of, and other information relating to, the tender offer will, among other things, be published on the internet at http://corporate.thermofisher.com/en/offer.html.

Acceptance of the tender offer by shareholders that are resident outside Germany and the United States may be subject to further legal requirements. With respect to the acceptance of the tender offer outside Germany and the United States, no responsibility is assumed for the compliance with such legal requirements applicable in the respective jurisdiction.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS THEY MAY BE AMENDED FROM TIME TO TIME, AS WELL AS QIAGEN’S RECOMMENDATION STATEMENT PURSUANT TO SEC. 27 WPÜG AND position statement (gemotiveerde standpuntbepaling) pursuant to Section 18 and appendix G of the Dutch Decree on Public Takeovers (Besluit Openbare Biedingen) WILL CONTAIN IMPORTANT INFORMATION. INVESTORS AND SHAREHOLDERS OF QIAGEN ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY, AND NOT THIS DOCUMENT, WILL GOVERN THE TERMS AND CONDITIONS OF THE TENDER OFFER, AND BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SUCH PERSONS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR ORDINARY SHARES.

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The tender offer materials, including the offer to purchase and the related letter of transmittal and certain other tender offer documents, and the solicitation/recommendation statement (when they become available) and other documents filed with the SEC by Thermo Fisher or QIAGEN, may be obtained free of charge at the SEC’s website at www.sec.gov or at QIAGEN’s website at www.qiagen.com or by contacting QIAGEN’s investor relations department at 240-686-2222 or at Thermo Fisher’s website at www.thermofisher.com or by contacting Thermo Fisher’s investor relations department at 781-622-1111. In addition, Thermo Fisher’s tender offer statement and other documents it will file with the SEC will be available at https://ir.thermofisher.com/investors. Furthermore, copies of the offer document will also be available free of charge at the information agent to be identified in the offer document.

March 3, 2020

Quebec B.V.